EXHIBIT 23.3

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 2002 with respect to the consolidated financial statements included in Western Multiplex Corporation’s Form 10-K for the year ended December 31, 2001 and to all references to our firm included in or made a part of this registration statement.

/s/   Arthur Andersen LLP
San Jose, California
April 4, 2002